                                                                 EXHIBIT 3.1

                                     FILED
                         Certificate of Incorporation
                                      of                         MAY 12 1993

                              Drydock Cafe, Inc.              DANIEL J. DALTON
                                                             Secretary of State

  THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

FIRST: The name of the corporation is Drydock Cafe, Inc.
-----

SECOND: The address of the corporation's initial registered office is 186
------
Highway 34, Suite 2, Matawan, NJ 07747. The name of the registered agent at such address is Frank Matusek.

THIRD: The purpose for which this corporation is organized is to engage in any
-----
activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act," N.J.S. 14A:1-1 et seq.

FOURTH: The aggregate number of shares which the corporation shall have
------
authority to issue is 1000 shares without par value.

FIFTH: The number of directors constituting the initial Board of Directors of
-----
this corporation is one (1). The name and address of each person who is to serve as such Director is:

Frank Matusek, 186 Highway 34, Suite 2, Matawan, NJ 07747.

SIXTH: The name and address of the incorporator is Capitol Information Service,
-----
Inc., 172 West State Street, Trenton, NJ 08608.

  In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officer this 11th day of May, 1993.


                                /s/ Ruth Schneider
                               ----------------------------------------------
                               Ruth Schneider, Executive Vice President

                               Capitol Information Service, Inc.
                               172 West State Street
                               Trenton, NJ 08608

FILED FOR:  Paul Wermuth, Esq.
            186 Highway 34
            Suite 2
            Matawan, NJ 07747

         CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

           OF            DRYDOCK CAFE, INC.
             -----------------------------------------------------
      (FOR USE BY DOMESTIC CORPORATORS ONLY - MUST BE FILED IN DUPLICATE)

"Federal Employer Identification No."  22-3241823

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.   The name of the corporation is:         DRYDOCK CAFE, INC.
                                    --------------------------------------------

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 14/th/ day of September, 1999:

     Resolved, that Article One of the Certificate of Incorporation be amended to read as follows:

                           LIGHTHOUSE LANDINGS, INC.

3. The number of shares outstanding at the time of the adoption of the amendment was 1,000 shares. The total number of shares entitled to vote thereon was 1,000 shares.

     If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.   The number of shares voting for and against such amendment is as follows:
     (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

     Number of Shares Voting for Amendment    Number of Shares Voting Against
     -------------------------------------    -------------------------------
                                              Amendment
                                              ---------

               1,000 shares                            -0- shares

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

     (Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

6. The effective date of this Amendment to the Certificate of Incorporation shall be September 21, 1994.

     Dated this 14/th/ day of September, 1994.

                                              DRYDOCK CAFE, INC.
                                              LIGHTHOUSE LANDINGS, INC.


                                              By: /s/Frank Matusek
                                                 ----------------------
                                                 Frank Matusek
                                                 Chairman of the Board

May be executed by the Chairman of the Board, or the President, or a Vice
                                              --                --
President of the Corporation.

liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the New Jersey Corporation Act is amended after approval of this Article by the shareholders to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     (b) Each director and officer of the corporation shall be indemnified by the corporation as follows:

     (1) The corporation shall indemnify any director or officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) The corporation shall indemnify any director or officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     (5) The corporation may, but is not required to, indemnify any employee or agent of the corporation to the same extent that indemnification of directors and officers is permitted by this Article, and shall do so upon the affirmative vote of a majority of the corporation's directors.

     (6) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (7) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (8) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (9) For the purposes of this Article references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (10) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     (11) The indemnification and advancement of expenses provided by or granted pursuant to this Article, shall unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

3. The number of shares outstanding at the time of the adoption of the amendment was 1,000 shares of Common Stock. The total number of shares entitled to vote thereon was 1,000 shares of Common Stock.

4.   The number of shares voting for and against such amendment is as follows:

     Number of Shares Voting for Amendment      Number of Shares Voting Against Amendment
     -------------------------------------      -----------------------------------------
               1,000 shares                                     0 shares

5. If amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be affected.

     On the effective date of this Certificate of Amendment, each outstanding share of the corporation's no par value Common Stock shall be automatically cancelled and exchanged for 1500 shares of newly authorized $.01 par value Common Stock.

     Dated this 8/th/ day of March, 1995.
                -----

                                         Lighthouse Landings, Inc.


                                         By: /s/ Francis P. Matusek
                                            ------------------------------
                                            Francis P. Matusek, President

                                                        FILED

                                                        OCT 9 1997

                           CERTIFICATE OF AMENDMENT
                                                             LONNA R. NOOKS
                                                           SECRETARY OF STATE

     The undersigned corporation, organized under the laws of the State of New Jersey, certifies the following to amend its Certificate of Incorporation in accordance with Sections 14A:9-2 and 14A:9-4 of New Jersey Statutes Annotated:

     FIRST: The name of the corporation is LIGHTHOUSE LANDINGS, INC. (The corporation was originally organized under the name Drydock Cafe, Inc. and is being changed to Lighthouse Landings, Inc.)

     SECOND: The Certificate of Incorporation is amended as follows: the aggregate number of shares that the corporation shall have authority to issue is ten million (10,000,000) shares of common stock.

     THIRD: The Board of Directors, by Resolution adopted October 15, 1996, approved the amendment to increase the number of authorized common stock from 3,000,000 to 10,000,000 and submitted it to a vote of the shareholders.

     FOURTH: The amendment to the Certificate of Incorporation to increase the number of authorized common stock from 3,000,000 to 10,000,000 was adopted by all shareholders voting at the shareholders meeting held on December 16, 1996.

     FIFTH: The number of shares entitled to vote on the amendment was 1,711,666.

     SIXTH: The number of shares that voted for the amendment was 1,496,333 shares. No shares voted in opposition to the amendment.

IN WITNESS WHEREOF, LIGHTHOUSE LANDINGS, INC. has caused its duly authorized officer to execute this Certificate on December 16, 1996.

     Witness/Attest                          LIGHTHOUSE LANDINGS, INC.


     /s/ Anthony T. Colasanti                By: /s/ Anthony Cappaze
     ----------------------------------         -------------------------------
     ANTHONY T. COLASANTI, Secretary            ANTHONY CAPPAZE, President